UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2005

Indus International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22993	94-3273443
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3301 Windy Ridge Parkway, Atlanta, Georgia		30339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-952-8444

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

*Explanatory Note. Indus International, Inc. (the "Company") has filed this Current Report on Form 8-K/A solely to disclose the expected method and timing of its filing of the previously discussed restated financial statements correcting certain lease and leasehold accounting errors.

As previously reported on the Current Report on Form 8-K filed by the Company on May 10, 2005, the Company is restating previously issued financial statements for the fiscal years ended December 31, 2000, 2001 and 2002, the three-month transition period ended March 31, 2003 and the fiscal year ended March 31, 2004 to correct the Company’s historical accounting practices for leases and leasehold improvements. The Company will restate such previously issued financial statements on or prior to June 14, 2005 through the filing of its Annual Report on Form 10-K for Fiscal 2005 with the Securities and Exchange Commission. In addition to the restated financial information for the annual and transition periods listed above, the Notes to Consolidated Financial Statements contained in the Annual Report will also include condensed restated financial information for each of the four quarters in Fiscal 2005 and Fiscal 2004. Further, the Company’s Quarterly Reports on Form 10-Q for Fiscal 2006 will reflect the complete, restated financial information for the corresponding quarters in Fiscal 2005.

On May 10, 2005, management of the Company and Ernst & Young LLP met with the Company’s Audit Committee to notify them that, as a result of the restatement, management and Ernst & Young LLP have determined that there is a material weakness in the Company’s internal control over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934, related to lease accounting.

A "material weakness" in internal control over financial reporting is defined by the Public Company Accounting Oversight Board’s Auditing Standard No. 2 as a significant deficiency, or combination of significant deficiencies, which results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Specifically, the Company’s accounting for operating leases for office facilities entered into in 2000 was not in conformity with generally accepted accounting principles during each of the reported periods dating back to the fiscal year ended December 31, 2000.

The Company has developed and plans to implement internal controls to ensure proper accounting for leases and the financial reporting going forward. The Company expects these controls will include a revised and improved contract review process and a more comprehensive monthly closing process to include lease activities.

Because this material weakness existed as of March 31, 2005, it is anticipated that both management’s and Ernst & Young LLP’s reports on the Company’s internal control over financial reporting, that will be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2005, will conclude that the Company’s internal control over financial reporting was not effective as of March 31, 2005 based on the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control Integrated Framework. It is also anticipated that the existence of this material weakness will negatively affect management’s evaluation of the Company’s disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, in such Form 10-K as of such date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Indus International, Inc.

June 1, 2005	By:	Thomas W. Williams

Name: Thomas W. Williams
Title: Executive Vice President and Chief Executive Officer